Exhibit 21.1

SUBSIDIARIES OF JOHNSONDIVERSEY, INC.

NORTH AMERICA

United States
California

Chemical Methods Associates, Inc.

Chemical Methods Leasco, Inc.

Delaware

Auto-C, LLC

Integrated Sanitation Management, Inc.

Johnson Diversey Puerto Rico, Inc.

Johnson Diversey Shareholdings, Inc.

Johnson Diversey Subsidiary #1 LLC

JD Real Estate Subsidiary, LLC

Johnson Wax Diversey Shareholdings, Inc.

NexGen Floor Care Solutions Company, LLC

Prism Sanitation Management, LLC

Professional Shareholdings, Inc.

The Butcher Company

Whitmire Micro-Gen Research Laboratories, Inc.

Nevada

JWP Investments, Inc.

JWPR Corporation

Ohio

DuBois International, Inc.
Wisconsin

Johnson Polymer, LLC (formerly know as Johnson Polymer, Inc.)

US Chemical Corporation
Canada
JohnsonDiversey Canada, Inc. (formerly known as Johnson Wax Professional Inc.)

EUROPE
Austria

JohnsonDiversey Austria Trading GmbH
Belgium

JohnsonDiversey Belgium BVBA
Czech Republic

DiverseyLever s.r.o.
JohnsonDiversey Ceska republika s.r.o.
France

DiverseyLever S.A.
Johnson Professional Holdings S.A.S.
Johnson Wax Professional S.A.S.
Germany

Diversey GmbH
DiverseyLever GmbH
DuBois Chemie GmbH
Johnson Germany GmbH
Johnson Germany GmbH & Co OHG
Greece

Johnson Wax Professional Hellas, Ltd.
Hungary

JohnsonDiversey Hungary Ltd. (official abbreviated name of JohnsonDiversey Manufacture and Trade Limited Liability Company) (formerly known as Johnson Diversey Hungary Kft.)
JohnsonDiversey Acting Off-shore Capital Management Limited Liability Company (formerly known as Picar Property Management Kft.)

Ireland

Diversey (Ireland) Limited
DiverseyLever (Ireland) Limited
Ranger Hygiene Cleaning Systems Limited
Italy

DiverseyLever S.p.A.
Johnson Wax Professional S.p.A.
Netherlands

DiverseyLever B.V.
Diversey IP International B.V. (formerly known as DiverseyLever International B.V.)
Johnson Wax Professional B.V.
JohnsonDiversey Europe B.V. (formerly known as Johnson Diversey Netherlands B.V.)
JohnsonDiversey Holdings II B.V. (formerly known as Johnson Diversey Netherlands II B.V.)
Johnson Polymer, B.V.
Reinigings Technick Benelux B.V.
Norway

Rekal Mabeco AS
Poland

JohnsonDiversey Polska Sp. Z.o.o. (formerly known as DiverseyLever Sp. Z.o.o.)
Portugal

DiverseyLever-Sistemas de Higiene e Limpeza S.A.
S.C. Johnson Professional Productos Quimicos Lda.
Romania

Johnson Diversey Romania S.R.L.
Russia

JohnsonDiversey LLC
Slovak Republic

Johnson Diversey Slovakia, s.r.o.
Slovenia

Johnson Diversey d.o.o.
Spain

DiverseyLever S.A.

S.C. Johnson Professional S.L.
Sweden

JohnsonDiversey Sverige AB (formerly known as DiverseyLever AB)
JohnsonDiversey Sverige Holdings AB (formerly known as Johnson Diversey Sweden AB)
United Kingdom

Diversey (Europe) Limited
Diversey (UK) Limited
JohnsonDiversey Equipment Limited (formerly known as DiverseyLever Equipment Limited)
Johnson Professional UK Ltd.
JohnsonDiversey UK Ltd.
Lever Industrial Limited

ASIA/PACIFIC/JAPAN
Australia

DiverseyLever Australia Pty. Limited
Johnson Wax Professional Australia Pty. Ltd.
China

DiverseyLever Hygiene (Guangdong) Ltd.
Johnson Polymer Shanghai Company Limited
Shanghai Johnson Professional Chemical, Ltd.
Hong Kong

JohnsonDiversey Hong Kong Limited (formerly known as DiverseyLever (Hong Kong) Limited)
Johnson Polymer, Ltd.
Johnson Wax Professional (Hong Kong) Ltd.
Premier Cleaning Engineering Pte Limited
JohnsonDiversey Asia Holdings Limited (formerly known as Weiss Chemicals (China) Limited)
Johnson Diversey Hong Kong RE Holdings Limited (formerly known as Weiss Investment Limited)
India

Johnson Wax Professional Private Limited
Indonesia

PT Diversey Indonesia (formerly known as PT JohnsonDiversey Indonesia)

Israel

JohnsonDiversey Israel Ltd. (formerly known as DiverseyLever Israel Ltd.)
Japan

JohnsonDiversey Co., Ltd.
Diversey Co., Ltd.
Johnson Professional Co., Ltd.
Nitras Ltd.
Teepol, Ltd.
Malaysia

JohnsonDiversey Holdings Sdn. Bhd. (formerly known as Johnson Wax Professional Malaysia Sdn. Bhd.)
JohnsonDiversey (Malaysia) Sdn. Bhd.
Mauritius

Johnson Diversey Mauritius Holdings
New Zealand

JohnsonDiversey New Zealand Limited (formerly known as DiverseyLever New Zealand Limited)

Philippines

DiverseyLever (Philippines) Corporation
Johnson Wax Professional, Inc.
Singapore

JohnsonDiversey Singapore Pte. Ltd.
South Korea

JohnsonDiversey Korea Co., Ltd. (formerly known as Johnson Professional (Korea) Co. Ltd.)
Taiwan

JohnsonDiversey Taiwan Co., Ltd.

Thailand
Johnson Polymer, Ltd.
JohnsonDiversey (Thailand) Ltd.
Turkey

Diversey Kimya Sanayi ve Ticaret A.S.
United Arab Emirates

DiverseyLever Gulf FZE

AMERICAS
Argentina

DiverseyLever de Argentina S.A.
JohnsonDiversey de Argentina S.A.
Barbados

Johnson Diversey (Barbados) Holdings Ltd.
Brazil

DiverseyLever Brasil Ltda.
Cayman Islands

Johnson Diversey Cayman, Inc. (Finance Company)
JWP Investments Offshore, Inc.
Chile

Johnson Wax Professional de Chile Limitada
Colombia

JohnsonDiversey Colombia Limitada

Guatemala
DiverseyLever Centroamerica S.A.
Johnson Diversey Guatemala, S.R.L.
Jamaica

DiverseyLever Jamaica Limited
JohnsonDiversey Jamaica Limited
Wyandotte Chemicals Jamaica Limited
Mexico

JohnsonDiversey Mexico, S.A. de C.V. (formerly known as Johnson Wax Professional Mexico, S.A. de C.V.)
Peru

JohnsonDiversey Perú S.A.C (formerly known as DiverseyLever S.A.C.)
Venezuela

JohnsonDiversey Venezuela, S.A.

AFRICA
Egypt

DiverseyLever Egypt Limited
Johnson Diversey Egypt One, Limited
Johnson Diversey Egypt Trading Company, S.A.E.
Johnson Diversey Egypt Two, Limited
Kenya

JohnsonDiversey East Africa Limited (formerly known as DiverseyLever East Africa Limited)
Morocco

DiverseyLever Maroc S.A.
South Africa

JohnsonDiversey South Africa (Pty) Ltd. (formerly known as DiverseyLever (Proprietary) Limited)